Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration
Statement of FPL Group, Inc. on Form S-8 of our report dated
February 14, 1997 appearing in FPL Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996 and our report dated
June 20, 1997 appearing in Employee Thrift and Retirement Savings
Plan for Bargaining Unit Employees of Florida Power & Light Company
Form 11-K for the year ended December 31, 1996.



/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP


Miami, Florida
June 27, 1997